UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2022

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

 13215 Bee Cave Parkway

Suite 125, Galleria Oaks B

Austin, Texas 78738

(Address of principal executive offices and Zip Code)

+1 (646) 650-1351

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of  the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2022, VolitionRx Limited (the “Company”) entered into an Equity Distribution Agreement (the “2022 EDA”) with Jefferies LLC (the “Designated Agent”), pursuant to which the Company may, through the Designated Agent, offer and sell up to $25 million in shares (the “Shares”) of its common stock, $0.001 par value per share (the “Common Stock”). The Designated Agent  may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), or in privately negotiated transactions.

The issuance and sale of the Shares by the Company under the 2022 EDA, if any, will be made pursuant to the Company’s registration statement on Form S-3 (File No. 333-259783), which was declared effective on November 8, 2021 (the “Registration Statement”), and offerings of the Shares will be made only by means of the Company’s prospectus supplement relating to the offering that forms part of the Registration Statement.

The Company is not obligated to sell any Shares under the 2022 EDA. Subject to the terms and conditions of the 2022 EDA, the Designated Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE American, for the period specified in the placement notices delivered to the Designated Agent by the Company (each, a “Placement Notice”), to sell such Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of, such Placement Notice.

The Company has agreed to pay the Designated Agent  a commission of 3.0% of the aggregate gross proceeds from each sale of Shares that occur pursuant to the 2022 EDA, and has agreed to provide the  Designated Agent  with customary indemnification and contribution rights, including with respect to certain liabilities under the Securities Act.

The 2022 EDA replaces the Company’s prior Equity Distribution Agreement dated September 24, 2021 (the “2021 EDA”) that was terminated effective May 7, 2022, as disclosed in Item 5 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. No further sales of Common Stock will be made under the 2021 EDA.

The foregoing description of the material terms of the 2022 EDA does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2022 EDA, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The legal opinion of Stradling Yocca Carlson & Rauth, P.C., counsel to the Company, related to the Shares, is filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there by any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement, dated May 20, 2022, by and between VolitionRx Limited and Jefferies LLC.
5.1	Legal Opinion of Stradling Yocca Carlson & Rauth, P.C.
23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: May 20, 2022	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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